Exhibit 32.2

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report on Form 10-K of Henya Food Corp. for the year ending October 31, 2008, I,  Fred Farnden,  Chief Financial Officer of Henya Food Corp. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Yearly Report of Form 10-K for the year ending October 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Yearly Report on Form 10-K for the year ended October 31, 2008, fairly represents in all material respects, the financial condition and results of operations of Henya Food Corp.

Date: February 12, 2009

Henya Food Corp.

By: /s/ Fred Farnden,
Fred Farnden, Chief Financial Officer